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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2004

LEVITT CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Boulevard, Fort Lauderdale, Florida		33304

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 760-5200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On August 23, 2004, George Scanlon was appointed Executive Vice President and Chief Financial Officer. Mr. Scanlon will assume the role of Chief Financial Officer from Glen R. Gilbert, who has been appointed Senior Executive Vice President.

     Mr. Scanlon, age 46, was most recently the chief financial officer of Datacore Software Corporation from December 2001 to August 2004. Datacore is a privately-owned independent software vendor specializing in storage control, storage management and storage consolidation. Prior to joining Datacore, Mr. Scanlon was the Chief Financial Officer at Seisint, Inc. from November 2000 to September 2001. Seisint is a privately-owned technology company specializing in providing data search and processing products. Prior to joining Seisint, Mr. Scanlon was employed at Ryder System, Inc. from August 1982 to June 2000, serving in a variety of financial positions, and most recently as Senior Vice President—Planning and Controller. Ryder is a publicly-traded Fortune 500 provider of transportation, logistics and supply chain management services.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVITT CORPORATION

Date: August 26, 2004

By:	/s/ Alan B. Levan
	Name:	Alan B. Levan
	Title:	Chairman and Chief Executive Officer

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